Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2016 SECOND QUARTER RESULTS

SAINT LOUIS, MO — December 2, 2015 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the second quarter of fiscal year 2016 ended October 25, 2015 and other Company-related news.

Fiscal 2016 Second Quarter Highlights

•                  Adjusted EBITDA increased 9.3% to $48.4 million year over year.

•                  Adjusted EBITDA margin increased to 20.5%, up 159 bps year over year.

•                  Adjusted earnings per share from continuing operations of $0.19 versus $0.05 in the prior year quarter.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2015	2014	2015	2014
Net revenues	$236.3	$234.5	$483.2	$471.4
Consolidated Adjusted EBITDA (1)	48.4	44.3	99.5	88.4

Income (loss) from continuing operations	7.8	(0.1)	16.3	(1.8)
Income (loss) from discontinued operations	3.6	(1.0)	(1.7)	(1.5)
Net income (loss)	11.5	(1.0)	14.6	(3.3)

Diluted income (loss) per share from continuing operations	0.19	(0.00)	0.39	(0.05)
Diluted income (loss) per share from discontinued operations	0.09	(0.03)	(0.04)	(0.03)
Diluted net income (loss) per share	0.28	(0.03)	0.35	(0.08)
Adjusted income per share (2)	0.19	0.05	0.46	0.08

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

(2)         For a reconciliation of the GAAP basis per share amounts to adjusted income (loss) per share, refer to the reconciliation table labeled “Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) from Continuing Operations Per Share to Adjusted Income (Loss) Per Share.”

Virginia McDowell, the Company’s president and chief executive officer, commented,

“We grew Adjusted EBITDA for the seventh consecutive quarter with 11 of 14 properties reporting Adjusted EBITDA increases. This quarter marks an important achievement in our continuing efforts to optimize our marketing reinvestment.  As we continue to target our marketing dollars toward more profitable customers, we strategically reduced promotional allowances nearly 10% during the quarter, which also resulted in a slight reduction in our gross revenues.  Nonetheless, in combination with prudent expense management, we grew Adjusted

EBITDA by 9.3%, resulting in flow through of more than 200% and a 160-basis-point increase in operating margins.

“We continue to use our free cash flow to invest in our properties and deleverage our balance sheet.  We are renovating hotel rooms and food and beverage outlets, upgrading our technology platforms and introducing new products to our casino floors.  At the same time, we reduced our debt balance by $30 million during the quarter.  Our balance sheet is now in the best shape it has been in over a decade.”

Financial Highlights

Net revenues for the current quarter were $236.3 million compared to $234.5 million in the prior year quarter, up 0.8%.  Consolidated Adjusted EBITDA was $48.4 million for the quarter compared to $44.3 million in the prior year quarter, up 9.3%. Adjusted EBITDA margin increased to 20.5% from 18.9%.  Interest expense was $17.0 million relative to $21.1 million in the prior year quarter, as a result of our lower overall debt balance as well as the benefits of refinancing our 7.75% Senior Notes due 2019, completed early in the first quarter of fiscal 2016.

Operating results in the prior year’s quarter were impacted by $3.0 million in expenses related to a voter referendum in Colorado and a favorable property tax settlement related to our Waterloo property of $1.2 million.

On October 19, 2015, we closed our gaming operations in Natchez, Mississippi and completed the previously announced sale of our hotel and certain non-gaming assets to Casino Holding Investment Partners, LLC, the parent company of Magnolia Bluffs Casino in Natchez.  During the quarter, we recorded a gain of $6.4 million on the sale of these assets, which was partially offset by severance and operating losses incurred during the quarter.  The gain and operating results of Natchez are reflected in discontinued operations for all periods presented.

On a GAAP basis, diluted income per share from continuing operations was $0.19 compared to a diluted loss per share from continuing operations of ($0.00) in the prior year’s quarter. Net income per share was $0.28 for the quarter, relative to a net loss of ($0.03) per share in the prior year quarter.  Adjusted income per share from continuing operations was $0.19 for the quarter compared to adjusted net income per share from continuing operations of $0.05 in the prior year.

Operating Results

(All comparisons are to the prior year quarter)

Black Hawk — Net revenues increased $0.9 million, or 2.6%, to $33.6 million and Adjusted EBITDA increased $1.0 million to $9.9 million, at our two casinos in Black Hawk.  Black Hawk benefited from more effective marketing spend during the quarter.

Pompano — Net revenues increased 4.9%, to $38.5 million, and Adjusted EBITDA increased 17.0%, to $7.3 million at Pompano Park.  The property benefited from continued improved customer reinvestment and favorable market trends.

Iowa — Net revenues for our Iowa properties increased $0.1 million to $47.0 million, while Adjusted EBITDA decreased $0.2 million to $13.1 million. Net revenues and Adjusted EBITDA were essentially flat at our Waterloo and Marquette properties.  Our Bettendorf property continues to be impacted by on-going construction disruption related to the build-out of our land-based casino as well as ongoing construction related to the I-74 bridge near the property.

Lake Charles — Net revenues decreased $2.2 million, to $28.9 million, or 7.1%, while Adjusted EBITDA decreased $1.0 million to $3.5 million, or 21.7%.  Results continue to be impacted by the opening of a new competitor in the market in December of 2014.

Mississippi — Net revenues for Lula and Vicksburg were flat at $19.1 million.  Adjusted EBITDA increased 30.9%, to $3.9 million from $3.0 million.  In Lula, we improved Adjusted EBITDA 35.0%, to $2.6 million, and improved operating margins nearly 600 bps through lower operating costs.  Vicksburg’s Adjusted EBITDA increased 23.0%, to $1.3 million from $1.0 million.  Vicksburg’s operating margins increased over 320 bps as a result of targeted customer reinvestment and reduced operating costs.

Missouri — Net revenues for our Missouri properties increased $0.7 million to $59.6 million, or 1.2%, and Adjusted EBITDA increased $1.6 million to $16.0 million, or 11.4%.  Adjusted EBITDA and operating margins increased at each of our four Missouri properties during the quarter. In Caruthersville, we improved Adjusted EBITDA and operating margins by 37.4% and 530 bps, respectively, primarily as a result of recent capital improvements to the property that included new parking and slots.  Cape Girardeau’s Adjusted EBITDA increased 34.6% through reductions in cost of sales and other operating and marketing costs.  Cape Girardeau’s results also include the negative impact of approximately $0.1 million of legal fees associated with a lawsuit related to the original construction at the property that was settled subsequent to the end of the quarter. Boonville and Kansas City’s Adjusted EBITDA increased 3.1% and 1.5%, respectively.  We are currently renovating the hotel at Boonville and during the quarter there were over 4,000 fewer room nights available, or approximately one-third of the hotel, which impacted results.

Pennsylvania — Net revenues were $9.6 million, up 6.6%, and Adjusted EBITDA increased $0.4 million from prior year’s quarter to slightly positive EBITDA.  We continue to grow the database, fine tune the operating cost structure and optimize reinvestment levels.

Corporate Expenses

Corporate and development expenses were $7.0 million for the quarter compared to $6.7 million in the second quarter of fiscal 2015, primarily related to an increase in non-cash stock compensation expense, offset by the timing of our long-term incentive award, which occurred in the first quarter of the current fiscal year versus the second quarter of the prior fiscal year.

Non-cash stock compensation expense was $1.6 million for the quarter compared to $1.1 million in the second quarter of fiscal 2015.  Excluding stock compensation expenses, corporate and development expenses declined 4.0%.

Capital Structure and Capital Expenditures

As of October 25, 2015, the Company had:

•                  $60.2 million in cash and cash equivalents, excluding $9.8 million in restricted cash and investments;

•                  $958.6 million in total debt; and

•                  $190 million in net line of credit availability.

Capital expenditures were $33.2 million in the six months ended October 25, 2015, including $28.8 million of maintenance and gaming equipment purchases as well as spending related to the hotel renovations in Bettendorf and Boonville.  We have spent $4.4 million to date this fiscal year on the previously announced up to $60 million land-based project at Bettendorf.  For the project to date, we have expended $6.6 million.

Consistent with previous guidance, the Company continues to expect total capital expenditures for fiscal 2016 of approximately $100 million to $105 million, inclusive of approximately $45 million to $50 million of capital spending this fiscal year related to the land-based casino build out in Bettendorf.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, December 2, 2015 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-346-3970.  International callers can access the conference call by dialing 412-902-4263.  The conference call will be recorded and available for review starting at 11:59 pm central on Wednesday, December 2, 2015, until 11:59 pm central on Wednesday, December 16, 2015, by dialing 877-344-7529; International: 412-317-0088 and access number 10076477.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the 14 casino properties that it owns or operates, primarily under the Isle and Lady Luck brands.  The Company currently operates gaming and entertainment facilities in Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, and Pennsylvania. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Eric Hausler, Chief Financial Officer-314.813.9205

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2015	2014	2015	2014
Revenues:
Casino	$249,061	$250,138	$509,114	$499,679
Rooms	7,775	8,176	15,890	16,207
Food, beverage, pari-mutuel and other	31,455	33,747	64,444	67,213
Gross revenues	288,291	292,061	589,448	583,099
Less promotional allowances	(52,030)	(57,603)	(106,263)	(111,745)
Net revenues	236,261	234,458	483,185	471,354
Operating expenses:
Casino	37,963	39,087	76,676	78,089
Gaming taxes	63,430	63,286	129,789	126,576
Rooms	1,883	1,794	3,766	3,641
Food, beverage, pari-mutuel and other	11,097	11,120	23,219	22,967
Marine and facilities	13,916	13,923	28,022	28,070
Marketing and administrative	54,253	57,199	110,653	114,905
Corporate and development	6,986	6,735	14,629	15,883
Depreciation and amortization	21,106	19,339	41,157	38,748
Total operating expenses	210,634	212,483	427,911	428,879
Operating income	25,627	21,975	55,274	42,475

Interest expense	(17,004)	(21,114)	(34,445)	(42,443)
Interest income	80	92	159	179
Loss on early extinguishment of debt	—	—	(2,966)	—
Income from continuing operations before income taxes	8,703	953	18,022	211
Income tax provision	(892)	(1,024)	(1,743)	(2,007)
Income (loss) from continuing operations	7,811	(71)	16,279	(1,796)
Income (loss) from discontinued operations, net of income taxes	3,639	(950)	(1,685)	(1,542)
Net income (loss)	$11,450	$(1,021)	$14,594	$(3,338)

Income (loss) per common share-basic:
Income (loss) from continuing operations	$0.19	$0.00	$0.40	$(0.05)
Income (loss) from discontinued operations, net of income taxes	0.09	(0.03)	(0.04)	(0.03)
Net income (loss)	$0.28	$(0.03)	$0.36	$(0.08)

Income (loss) per common share-dilutive:
Income (loss) from continuing operations	$0.19	$0.00	$0.39	$(0.05)
Income (loss) from discontinued operations, net of income taxes	0.09	(0.03)	(0.04)	(0.03)
Net income (loss)	$0.28	$(0.03)	$0.35	$(0.08)

Weighted average basic shares	40,697,797	39,932,856	40,639,301	39,880,379
Weighted average diluted shares	41,426,375	39,932,856	41,341,575	39,880,379

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	October 25,	April 26,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$60,227	$66,437
Marketable securities	19,607	19,517
Accounts receivable, net	10,893	11,171
Inventory	6,426	6,509
Deferred income taxes	6,669	4,626
Prepaid expenses and other assets	15,190	11,274
Assets held for sale	—	138
Total current assets	119,012	119,672
Property and equipment, net	899,576	902,226
Other assets:
Goodwill	108,970	108,970
Other intangible assets, net	53,654	54,073
Deferred financing costs, net	16,829	19,075
Restricted cash and investments	9,767	9,193
Prepaid deposits and other	5,327	4,743
Long-term assets held for sale	—	9,810
Total assets	$1,213,135	$1,227,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$76	$170
Accounts payable	25,899	19,690
Accrued liabilities:
Payroll and related	36,303	43,371
Property and other taxes	24,513	20,456
Income taxes payable	42	125
Interest	14,819	15,350
Progressive jackpots and slot club awards	15,439	16,123
Other	22,890	18,326
Total current liabilities	139,981	133,611
Long-term debt, less current maturities	958,478	992,712
Deferred income taxes	41,073	37,334
Other accrued liabilities	17,898	18,432
Other long-term liabilities	13,912	22,211
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at October 25, 2015 and at April 26, 2015	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	242,718	241,899
Retained earnings (deficit)	(184,478)	(199,072)
	58,661	43,248
Treasury stock, 1,337,522 shares at October 25, 2015 and 1,568,875 shares at April 26, 2015	(16,868)	(19,786)
Total stockholders’ equity	41,793	23,462
Total liabilities and stockholders’ equity	$1,213,135	$1,227,762

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2015	2014	2015	2014
Colorado
Black Hawk	$33,598	$32,738	$68,004	$64,419

Florida
Pompano	38,526	36,733	80,424	74,457

Iowa
Bettendorf	18,478	18,273	36,470	37,807
Marquette	6,939	6,950	13,810	13,437
Waterloo	21,558	21,649	43,601	42,901
Iowa Total	46,975	46,872	93,881	94,145

Louisiana
Lake Charles	28,868	31,075	60,693	63,611

Mississippi
Lula	12,167	12,335	25,114	25,010
Vicksburg	6,913	6,803	14,500	14,245
Mississippi Total	19,080	19,138	39,614	39,255

Missouri
Boonville	18,865	19,075	39,203	38,265
Cape Girardeau	15,028	14,809	29,509	29,169
Caruthersville	8,194	7,583	16,616	15,066
Kansas City	17,485	17,395	35,764	35,224
Missouri Total	59,572	58,862	121,092	117,724

Pennsylvania
Nemacolin	9,625	9,033	19,441	17,690

Property Net Revenues before Other	236,244	234,451	483,149	471,301
Other	17	7	36	53
Net Revenues from Continuing Operations	$236,261	$234,458	$483,185	$471,354

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended October 25, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$7,765	$2,162	$14	$—	$9,941

Pompano, Florida	4,713	2,558	14	—	7,285

Bettendorf, Iowa	2,125	2,690	7	—	4,822
Marquette, Iowa	1,298	377	6	—	1,681
Waterloo, Iowa	5,331	1,302	6	—	6,639
Iowa Total	8,754	4,369	19	—	13,142

Lake Charles, Louisiana	678	2,806	7	—	3,491

Lula, Mississippi	1,339	1,294	4	—	2,637
Vicksburg, Mississippi	385	884	7	—	1,276
Mississippi Total	1,724	2,178	11	—	3,913

Boonville, Missouri	5,779	1,058	13	—	6,850
Cape Girardeau, Missouri	263	2,905	5	—	3,173
Caruthersville, Missouri	1,412	614	5	—	2,031
Kansas City, Missouri	2,963	954	6	—	3,923
Missouri Total	10,417	5,531	29	—	15,977

Nemacolin, Pennsylvania	(1,022)	1,068	1		47
Total Operating Properties	33,029	20,672	95	—	53,796
Corporate and Other	(7,402)	434	1,602	—	(5,366)
Total	$25,627	$21,106	$1,697	$—	$48,430

	Three Months Ended October 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$3,629	$2,307	$7	$3,044	$8,987

Pompano, Florida	4,489	1,732	7	—	6,228

Bettendorf, Iowa	3,524	1,436	6	—	4,966
Marquette, Iowa	1,261	402	4	—	1,667
Waterloo, Iowa	6,594	1,289	5	(1,225)	6,663
Iowa Total	11,379	3,127	15	(1,225)	13,296

Lake Charles, Louisiana	1,705	2,745	6	—	4,456

Lula, Mississippi	673	1,276	4	—	1,953
Vicksburg, Mississippi	140	893	4	—	1,037
Mississippi Total	813	2,169	8	—	2,990

Boonville, Missouri	5,658	987	2	—	6,647
Cape Girardeau, Missouri	(458)	2,812	4	—	2,358
Caruthersville, Missouri	846	629	3	—	1,478
Kansas City, Missouri	2,897	960	7	—	3,864
Missouri Total	8,943	5,388	16	—	14,347

Nemacolin, Pennsylvania	(1,744)	1,362	3		(379)
Total Operating Properties	29,214	18,830	62	1,819	49,925
Corporate and Other	(7,239)	509	1,128	—	(5,602)
Total	$21,975	$19,339	$1,190	$1,819	$44,323

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Six Months Ended October 25, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$16,236	$4,401	$28	$—	$20,665

Pompano, Florida	10,555	4,457	28	—	15,040

Bettendorf, Iowa	4,298	4,955	17	—	9,270
Marquette, Iowa	2,538	738	12	—	3,288
Waterloo, Iowa	10,741	2,613	14	—	13,368
Iowa Total	17,577	8,306	43	—	25,926

Lake Charles, Louisiana	2,450	5,586	16	—	8,052

Lula, Mississippi	3,120	2,564	10	—	5,694
Vicksburg, Mississippi	1,373	1,776	14	—	3,163
Mississippi Total	4,493	4,340	24	—	8,857

Boonville, Missouri	12,408	2,087	25	—	14,520
Cape Girardeau, Missouri	42	5,786	12	—	5,840
Caruthersville, Missouri	2,968	1,226	11	—	4,205
Kansas City, Missouri	6,192	1,945	15	—	8,152
Missouri Total	21,610	11,044	63	—	32,717

Nemacolin, Pennsylvania	(2,163)	2,132	30	—	(1)
Total Operating Properties	70,758	40,266	232	—	111,256
Corporate and Other	(15,484)	891	2,826	—	(11,767)
Total	$55,274	$41,157	$3,058	$—	$99,489

	Six Months Ended October 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$8,139	$4,650	$15	$4,057	$16,861

Pompano, Florida	9,328	3,474	13	—	12,815

Bettendorf, Iowa	7,540	2,888	10	—	10,438
Marquette, Iowa	2,159	858	5	—	3,022
Waterloo, Iowa	11,942	2,475	9	(1,225)	13,201
Iowa Total	21,641	6,221	24	(1,225)	26,661

Lake Charles, Louisiana	4,050	5,575	10	—	9,635

Lula, Mississippi	1,599	2,563	7	—	4,169
Vicksburg, Mississippi	230	1,785	8	—	2,023
Mississippi Total	1,829	4,348	15	—	6,192

Boonville, Missouri	11,436	1,975	8	—	13,419
Cape Girardeau, Missouri	(937)	5,602	5	—	4,670
Caruthersville, Missouri	1,506	1,297	7	—	2,810
Kansas City, Missouri	5,809	1,909	11	—	7,729
Missouri Total	17,814	10,783	31	—	28,628

Nemacolin, Pennsylvania	(3,517)	2,719	4	—	(794)
Total Operating Properties	59,284	37,770	112	2,832	99,998
Corporate and Other	(16,809)	978	1,957	2,259	(11,615)
Total	$42,475	$38,748	$2,069	$5,091	$88,383

Isle of Capri Casinos, Inc.

Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2015	2014	2015	2014
Income (loss) from continuing operations	$7,811	$(71)	$16,279	$(1,796)
Income tax provision	892	1,024	1,743	2,007
Loss on extinguishment of debt	—	—	2,966	—
Interest income	(80)	(92)	(159)	(179)
Interest expense	17,004	21,114	34,445	42,443
Depreciation and amortization	21,106	19,339	41,157	38,748
Stock-based compensation	1,697	1,190	3,058	2,069
Colorado referendum expense (3)	—	3,044	—	4,057
Property tax settlement (3)	—	(1,225)	—	(1,225)
Severance expense (3)	—	—	—	2,259
Adjusted EBITDA (1)	$48,430	$44,323	$99,489	$88,383

Isle of Capri Casinos, Inc.
Reconciliation of GAAP Income (Loss) From Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) From Continuing Operations Per Share to Adjusted Income (Loss) Per Share
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2015	2014	2015	2014

GAAP income (loss) from continuing operations	$7,811	$(71)	$16,279	$(1,796)
Loss on early extinguishment of debt	—	—	2,966	—
Colorado referendum expense (3)	—	3,044	—	4,057
Property tax settlement (3)	—	(1,225)	—	(1,225)
Severance expense (3)	—	—	—	2,259
Adjusted income (loss) (2)	$7,811	$1,748	$19,245	$3,295

GAAP income (loss) from continuing operations per share	$0.19	$(0.00)	$0.39	$(0.05)
Loss on early extinguishment of debt	—	—	0.07	—
Colorado referendum expense (3)	—	0.08	—	0.10
Property tax settlement (3)	—	(0.03)	—	(0.03)
Severance expense (3)	—	—	—	0.06
Adjusted income (loss) per share (2)	$0.19	$0.05	$0.46	$0.08

(1)         Adjusted EBITDA is “earnings from continuing operations before interest and other non-operating income (expense), income taxes, stock-based compensation, certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, valuation charges, certain asset sale gains and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and it is an important component in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, preopening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as gain (loss) on early extinguishment of debt, certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, valuation charges, certain asset sale gains and preopening expenses.  Management believes Adjusted income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) and adjusted income (loss) per share do not include the gain (loss) on early extinguishment of debt, certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, valuation charges, certain asset sale gains and preopening expenses.

(3)         The Company incurred $3.0 million and $4.1 million of expense during the three months and six months ended October 26, 2014, respectively, related to the Colorado gaming expansion referendum. The Company had a favorable property tax settlement related to our Waterloo property of $1.2 million in during the three and six months ended October 26, 2014.  The Company recorded $2.3 million of severance expense during the six months ended October 26, 2014, related to restructuring at the corporate office.